UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 3, 2012

GLOBAL AXCESS CORP
(Exact name of registrant as specified in its charter)

Nevada	000-17874	88-0199674
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7800 Belfort Parkway, Suite 165, Jacksonville, Florida		32256
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(904) 280-3950

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On February 3, 2012, Christopher L. Doucet accepted election by the board of directors of Global Axcess Corp, a Nevada corporation (the “Company”), to serve as a director for a term expiring at the next annual meeting of shareholders. Mr. Doucet will serve on the mergers and acquisitions committees of the board of directors.

Mr. Doucet is the Chief Executive Officer of Doucet Asset Management, LLC (“Doucet Asset Management”), and the managing member of Doucet Capital, LLC, which controls Doucet Asset Management. Doucet Asset Management is the beneficial holder of greater than five percent (5%) of the Company’s outstanding common stock as of the date of Mr. Doucet’s election to the Company’s board of directors. Other than the relationship of Doucet Asset Management to the Company as a shareholder, there are no other relationships between the Company and Mr. Doucet and/or Doucet Asset Management, and there are no material arrangements with respect to Mr. Doucet’s election as director.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated February 7, 2012, issued by Global Axcess Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL AXCESS CORP

Dated: February 7, 2012	By:	/s/ Michael J. Loiacono
	Name:	Michael J. Loiacono
	Titile:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated February 7, 2012, issued by Global Axcess Corp.